UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

APPSOFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-206764	47-3427919
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1225 Franklin Avenue, Suite 325, Garden City, NY	11530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 224-7717

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On May 16, 2017, AppSoft Technologies, Inc. (the “Company”) entered into a letter agreement with Nathan Cavanaugh to assist the Company with developing marketing materials related to the Guuf LLC eSports tournament platform for competitive gamers that it acquired during 2016. The Company issued to Mr. Cavanaugh 5,000 shares of common stock in consideration for the services to be provided by Mr. Cavanaugh pursuant to the letter agreement.

After giving effect to the issuance of the shares of common stock to Mr. Cavanaugh under the letter agreement, the Company has outstanding 3,188,500 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPSOFT TECHNOLOGIES, INC.

Date: May 17, 2017	By:	/s/ Brian Kupchik.
Brian Kupchik, President